EXHIBIT 10.15

August 1, 2011

Vincent Miller, MD

Re:	Offer of Employment with Foundation Medicine, Inc.

Dear Vince:

It is with great pleasure that I offer you employment with Foundation Medicine, Inc. (“Foundation Medicine” or “the Company”). Your initial position will be Senior Vice President, Clinical Development, reporting to Michael Pellini, MD, President and Chief Executive Officer. You will be a member of the Company’s Executive Management Team. In addition to performing duties and responsibilities associated with the position above, from time-to-time the Company may assign you other duties and responsibilities consistent with such position. Your effective date of hire as a regular, full-time employee is preferred to be October 15, 2011.

Salary and Expense Reimbursement. You will be paid on a salary basis at an annual rate of $335,000.00, payable twice per month in accordance with Foundation Medicine’s standard payroll practices and subject to customary deductions and withholdings as required by law. You will be eligible for annual merit salary reviews in accordance with the Company’s compensation practices. Also, the Company will reimburse your reasonable out-of-pocket travel expenses and other expenses related to your work based on the Company’s expense reimbursement policy.

Sign-on Bonus. You will be paid a sign-on bonus in the amount of $100,000. This sign-on bonus will be paid in two installments. The first installment of $50,000 will be paid to you on the Company’s first regular pay date following your actual start date, provided such date is not less than 5 days after your actual start date, and will be subject to customary deductions and withholdings as required by law. The second payment of $50,000 will be paid to you on March 31, 2012 (or if such date is not one of the Company’s regular pay dates, then on the Company’s first regular pay date thereafter) if you remain employed by the Company at such time, or promptly following your termination of employment for Good Reason (as defined below) within three (3) months of the initial existence of the condition or event that constitutes Good Reason, and will be subject to customary deductions and withholdings as required by law. Should you voluntarily leave the Company, other than for Good Reason within three (3) months of the initial existence of the condition or event that constitutes Good Reason, within one year of receiving payment of either installment (or both installments) of the sign-on bonus, you will be obligated to return the gross amount of such installment(s) to the Company within 30 days of your departure date.

V. Miller Offer Letter August 1, 2011 Page 2

Living Assistance. Foundation Medicine acknowledges that you live in New Jersey and as a condition of your employment you will be commuting to the Company’s offices in Massachusetts. In the absence of relocation, the Company will provide you with annual Living Expense Assistance of up to $35,000 annually. This allowance will be paid to you directly in the form of expense reimbursements in accordance with the Company’s expense reimbursement plan, and may be subject to customary deductions and withholdings as required by law.

Possible Annual Bonus Opportunity. At the time of this offer, the Company has not established an annual bonus program, and the establishment of an annual bonus program (and terms and conditions of an annual bonus program) would be subject to the discretion of the Board (or its Compensation Committee). However, if and when the Company adopts an annual bonus program generally covering senior management of the Company (which would start applying no earlier than January 1, 2012), during your employment with the Company during each period when an annual bonus program is applicable, you shall be eligible to receive an annual incentive bonus as part of such annual bonus program with a target of up to thirty five percent (35%) of your annual base salary paid for such year, as determined by the Board (or its Compensation Committee) based on the terms and conditions of such annual bonus program.

Restricted Stock Grant; Options to Purchase Stock. As an incentive for you to share in the long-term growth of Foundation Medicine, it is our intention to recommend to the Board of Directors that you be issued 550,000 shares of Foundation Medicine’s common stock (the “Restricted Stock”) upon your payment of a purchase price of $0.02 per share. The Restricted Stock will be governed by a stock restriction agreement (in the standard form approved by Foundation Medicine’s Board of Directors), and will be subject to the provisions of Foundation Medicine’s then-current stock incentive plan. The stock restriction agreement will also describe the vesting of the Restricted Stock (through the mechanism of a lapsing repurchase right in favor of the Company), which will be as follows: the Restricted Stock will vest over a four-year period, with 25% vesting on the first anniversary of the actual start date, and an additional 6.25% vesting on the last business day of each calendar quarter for the next twelve successive quarters of employment, until 100% of the shares of Restricted Stock have become vested, provided that you are still employed by Foundation Medicine on each such vesting date.

Further, it is our intention also to recommend to the Board of Directors that you be granted two additional stock options (collectively, the “Subsequent Options”) promptly after your actual start date as follows:

•

an option to purchase 100,000 shares of Foundation Medicine’s common stock, with an exercise price per share equal to the fair market value per share of such common stock on the date of grant, and with vesting over a four-year period, with 6.25% vesting on [December 31, 2012], and an additional 6.25% vesting on

www.foundationmedicine.com

V. Miller Offer Letter August 1, 2011 Page 3

the last business day of each calendar quarter for the next fifteen successive quarters of employment, until 100% of the shares underlying such option have become vested, provided that you are still employed by Foundation Medicine on each such vesting date; and

•

an option to purchase 100,000 shares of Foundation Medicine’s common stock, with an exercise price per share equal to the fair market value per share of such common stock on the date of grant, and with vesting over a four-year period, with 6.25% vesting on [December 31, 2013], and an additional 6.25% vesting on the last business day of each calendar quarter for the next fifteen successive quarters of employment, until 100% of the shares underlying such option have become vested, provided that you are still employed by Foundation Medicine on each such vesting date.

Each of the Subsequent Options will be governed by a stock option agreement (in the standard form approved by Foundation Medicine’s Board of Directors), and will be subject to the provisions of Foundation Medicine’s then-current stock incentive plan.

Subject to the further provisions of this letter, vesting of the Restricted Stock and the Subsequent Options (if any) will accelerate with regard to the entire remaining unvested portion of the Restricted Stock and the Subsequent Options (if any) after (a) a “Deemed Liquidation Event” (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended) and (b) any one of the following events: (i) the Company subsequently electing to terminate your employment with the Company without “Cause” (as defined below), (ii) you subsequently terminating your employment with the Company for “Good Reason” within three (3) months of the initial existence of the condition or event that constitutes Good Reason, or (iii) you continuing employment with the Company (or its successor) for twelve (12) months following such Deemed Liquidation Event.

Severance. Without otherwise limiting the “at will” nature of your employment, in the event that the Company elects to terminate your employment without Cause (as defined below), or if you terminate your employment for Good Reason within three (3) months of the initial existence of the condition or event that constitutes Good Reason, for a period of 12 months following termination, the Company will continue to pay you your base salary rate in effect on the date of termination, and pay Company-paid COBRA continuation medical and dental benefits for you (and your eligible dependents). These severance benefits shall commence within 60 days after the date your employment terminates, provided that if such 60 day period begins in one calendar year and ends in a second calendar year, such severance benefits shall commence in the second calendar year and, provided, further that if such severance benefits do not begin immediately on the date your employment terminates, the first payment thereof shall contain a “catch up” payment including all amounts that would have been paid had such severance benefits commenced on the date your employment terminated. In order to receive these severance benefits and/or the acceleration of vesting contemplated in the preceding paragraph (under “Restricted Stock Grant; Options to Purchase Stock”) if such acceleration occurs as a result of a termination of your employment with the Company, you will be required

www.foundationmedicine.com

V. Miller Offer Letter August 1, 2011 Page 4

to execute and not revoke a separation agreement with the Company that includes a general release of all known and unknown claims that you may then have against the Company or persons affiliated with the Company in a form provided by the Company. Such separation agreement shall also provide that for three (3) years following your termination of employment that: (i) you covenant and agree that you will not make any disparaging comments, statements or communications about the Company, its affiliates, stockholders, directors, officers, employees or agents, or its management or business practices, and (ii) the Company will not (and the Company will instruct the Board of Directors and the senior executive officers of the Company to not) make any disparaging comments, statements or communications about you, provided, that these provisions shall not prohibit any party (A) from disclosing that you are no longer employed by the Company; (B) from responding truthfully to any governmental investigation, legal process or related inquiry; (C) from making reasonable competitive statements in the course of promoting a competing business, so long as any statements described in this clause (C) do not violate the Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement described below; or (D) making a good faith rebuttal of the other party’s untrue or misleading statement. As used in this paragraph, the term “disparage” means any statements, whether orally, in writing or through any medium (including, but not limited to, the press or other media, computer networks or bulletin boards, or any other form of communication), that intentionally disparage, defame, or otherwise damage or assail the reputation, integrity or professionalism of the other party.

For the purposes of this Agreement, “Cause” means that one or more of the following events has occurred:

(i)	conviction of a felony;

(ii)	willful failure to substantially perform (other than by reason of disability) your duties and responsibilities as set forth in, or determined in accordance with, this letter that results in material harm to the Company, which failure continues, or which harm remains unremedied, after ten (10) days’ notice setting forth in reasonable detail the nature of such failure;

(iii)	material breach by you of any provision of this letter that results in material harm to the Company, which breach continues or remains uncured after ten (1 0) days’ notice setting forth in reasonable detail the nature of such breach; or

(iv)	material fraudulent conduct by you with respect to the Company.

For purposes of this letter, “Good Reason” means the occurrence of one or more of the following without your written consent, provided that you have complied with the Good Reason Process (as defined below):

(i)	a material diminution in your responsibilities, authority or duties as Senior Vice President, Clinical Development;

(ii)	a material diminution in your base salary, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or

(iii)	a material breach by the Company of this letter or any of the agreements you have with the Company relating to the Restricted Stock, the Subsequent Options, or other equity of Foundation Medicine.

www.foundationmedicine.com

V. Miller Offer Letter August 1, 2011 Page 5

For purposes of this letter, the “Good Reason Process” means that (a) you reasonably determine that a Good Reason condition has occurred, (b) you notify the Company in writing of the first occurrence of the Good Reason condition within sixty (60) days of the first occurrence of such condition, (c) you cooperate in good faith with the Company’s efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason condition, (d) notwithstanding such efforts the Good Reason condition continues to exist, and (e) you terminate your employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

In the event that your employment is terminated by the Company for Cause, or by you without Good Reason (or with Good Reason but not within three (3) months of the initial existence of the condition or event that constitutes Good Reason), you shall be entitled to receive only any base pay earned through the date of termination.

Section 409A Compliance. Any severance payments to you pursuant to the Severance section above, for clarity including the acceleration of vesting contemplated in the Restricted Stock Grant; Options to Purchase Stock section above (and the corresponding provisions in any stock restriction agreement and/or stock option agreement between the Company and you, if applicable) if such acceleration occurs as a result of a termination of your employment with the Company shall begin only after the date of your “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986 (as amended or replaced) (the “Code”),which may occur on or after the date of the termination of your employment, and shall be subject to the following provisions:

(i)	It is intended that each installment of the severance payments (and the corresponding provisions in any stock restriction agreement and/or stock option agreement between the Company and you, if applicable) shall be treated as a separate “payment” for purposes of Section 409A of the Code. Neither the Company nor you shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.

(ii)	If, as of the date of your “separation from service” from the Company, you are not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments shall be made on the dates and terms set forth in this letter (and the corresponding provisions in any stock restriction agreement and/or stock option agreement between the Company and you, if applicable).

www.foundationmedicine.com

V. Miller Offer Letter August 1, 2011 Page 6

(iii)	If, as of the date of your “separation from service” from the Company, you are a “specified employee” (within the meaning of Section 409A), then:

A.	Each installment of the severance payments that, in accordance with the dates and terms set forth in this letter, will in all circumstances, regardless of when the “separation from service” occurs, be paid within the Short-Term Deferral Period (as defined below) shall be treated as a “short-term deferral” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A. “Short-Term Deferral Period” means the period ending on the later of the 15th day of the third month following the end of your tax year in which the “separation from service” occurs and the 15th day of the third month following the end of the Company’s tax year in which the “separation from service” occurs; and

B.	Each installment of the severance payments that is not described in clause (iii)(A) above and that would, absent this clause (B), be paid within the six-month period following your “separation from service” from the Company shall not be paid until the date that is six months and one day after such “separation from service” (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your “separation from service” and any subsequent installments, if any, being paid in accordance with the dates and terms set forth in this letter; provided, however, that the preceding provisions of this clause (B) shall not apply to any installment of severance payments and benefits if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-l(b)(9)(iii) must be paid no later than the last day of your second taxable year following the taxable year in which the “separation from service” occurs.

(iv)	The determination of whether and when your “separation from service” from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-l(h). Solely for purposes of this paragraph (iv), “Company” shall include all persons with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code.

(v)	All reimbursements and in-kind benefits provided under this letter shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A.

www.foundationmedicine.com

V. Miller Offer Letter August 1, 2011 Page 7

(vi)	Notwithstanding any other provision of this letter (or in any stock restriction agreement and/or stock option agreement between the Company and you, if applicable), the Company shall have no liability to you or to any other person if any provisions of this letter that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.

Benefits. As a regular, full-time employee, you will be eligible to participate in the employee benefit plans that Foundation Medicine offers to its employees in comparable positions. Descriptions of the Company’s benefit plans will be available upon request. These plans may be amended or terminated from time-to-time with or without prior notice. In addition, you will be entitled to up to fifteen (15) days of vacation each calendar year and to such other holidays as Foundation Medicine recognizes for employees having comparable responsibilities and duties. For any calendar year in which you are employed with the Company for only a portion of such year, your vacation allowance will be pro-rated.

Terms of Employment. Your employment at all times will be “at will,” meaning that you are not being offered employment for a definite period and that either you or Foundation Medicine may terminate the employment relationship at any time, for any lawful reason, with or without cause. However, you agree to give us fourteen (14) days’ written notice if you decide to terminate the employment relationship, and we agree to give you fourteen (14) days’ written notice if we decide to terminate the employment relationship (except in situations where we reasonably believe our business will be harmed by our continued employment of you for such period, in which case we may terminate you immediately). The substantive law of the Commonwealth of Massachusetts will govern your employment with Foundation Medicine.

Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement. As part of your employment with Foundation Medicine, you will be exposed to, and provided with, valuable confidential and/or trade secret information concerning Foundation Medicine and its present and future business plans and operations. As a result, in order to protect Foundation Medicine’s legitimate business interests, you agree, as a condition of your employment, to sign the Company’s Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement, a copy of which is attached to this letter as Exhibit A.

No Conflicting Agreements. We understand that you currently are not subject to any agreements that restrict your activities for Foundation Medicine. By accepting this offer, you represent that you are not subject to any agreements which might restrict your conduct at Foundation Medicine; and that you understand that if you become aware at any time during your employment with Foundation Medicine that you are subject to any agreements which might restrict your conduct at Foundation Medicine, you are required to immediately inform Foundation Medicine of the existence of such agreements or your employment by Foundation Medicine could be subject to termination.

www.foundationmedicine.com

V. Miller Offer Letter August 1, 2011 Page 8

I-9 Employment Verification Form. In addition, the Immigration Reform and Control Act requires employers to verify employment eligibility and identity of new employees. This offer of employment is contingent on your signing an I-9 Employment Verification Form no later than your first day of employment, and you must provide us with appropriate documents to establish your eligibility to work in the United States (for example, Social Security Card, Drivers’ License, U.S. Passport). We will not be able to employ you if you fail to comply with this requirement.

Entire Agreement. This letter, together with Exhibit A (which is incorporated into this letter by reference), will constitute the entire agreement as to your employment relationship with Foundation Medicine and will supersede any prior agreements or understandings, whether in writing or oral.

Offer Expiration. This offer will expire at 5:00PM, Eastern Time, on Friday, August 5, 2011. Please indicate your acceptance of this offer and the terms and conditions thereof by signing both this letter and Exhibit A, and returning fully signed copies to me at Foundation Medicine.

We are looking forward to your joining the Foundation Medicine team! We are confident that you will find a great deal of challenge, satisfaction, and opportunity for personal and professional growth at Foundation Medicine.

Sincerely,

FOUNDATION MEDICINE, INC.

By:	/s/ Michael J. Pellini
Michael J. Pellini, MD
President and Chief Executive Officer

YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS LETTER, INCLUDING EXHIBIT A, AND UNDERSTAND AND AGREE TO ALL OF THE PROVISIONS IN THIS LETTER AND ITS EXHIBITS.

Accepted and agreed by:

/s/ Vincent A. Miller
Employee Signature

Vincent A. Miller
Print Employee’s Name

Date:	3 August 2011

www.foundationmedicine.com

EXHIBIT A

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

www.foundationmedicine.com

Standard Foundation Medicine Form

New Employee Agreement

Revisions Approved November 29, 2010

MODIFIED FOR VINCENT MILLER, MD

Non-Competition, Non-Solicitation,

Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by Foundation Medicine, Inc. (the “Company”), I hereby agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, whether or not disclosed before or after I was first employed by the Company, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public (collectively, “Proprietary Information”), and all tangible embodiments thereof, are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, notes, email correspondence, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, biological or chemical materials, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information includes, without limitation, (1) information received in confidence by the Company from its customers or suppliers or other third parties, and (2) all biological or chemical materials and other tangible embodiments of the Proprietary Information.

2. Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment,

disclose or transfer any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies and other tangible embodiments of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

3. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons that require the Company to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information.

4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the President of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict that it finds to exist.

5. Developments. I hereby assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns, all my right, title and interest in and to all Developments (as defined below) that: (a) are created, developed, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction

(collectively, “conceived”) during the period of my employment and six (6) months thereafter and that relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises, Proprietary Information or personal property (whether tangible or intangible) owned, licensed or leased by the Company (collectively, “Company-Related Developments”), and all patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide claiming, covering or otherwise arising from or pertaining to Company-Related Developments (collectively, “Intellectual Property Rights”). I further agree that “Company-Related Developments” include, without limitation, all Developments that (i) were conceived by me before my employment, (ii) relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company, and (iii) were not subject to an obligation to assign to another entity when conceived. I will make full and prompt disclosure to the Company of all Company-Related Developments, as well as all other Developments conceived by me during the period of my employment and six (6) months thereafter. I acknowledge that all work performed by me as an employee of the Company is on a “work for hire” basis. I hereby waive all claims to any moral rights or other special rights that I may have or accrue in any Company-Related Developments.

“Developments” mean inventions, discoveries, designs, developments, methods, modifications, improvements, processes, biological or chemical materials, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship.

If, in the course of my employment with the Company, I incorporate a Development conceived by me before my employment that are not Company-Related Developments (“Prior Inventions”) into a Company product, process or research or development program or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license (with the full right to sublicense through multiple tiers) to make, have made, modify, use, offer for sale, import and sell such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related

Development without the Company’s prior written consent.

I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments conceived by me, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, materials or other written, photographic or other tangible material containing or embodying Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. In the event of the termination of my employment for any reason, I will deliver to the Company all of the foregoing, and all other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies. Any property situated on the Company’s premises and owned by the Company, including laboratory space, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights, as well as all other patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide owned by or licensed to the Company. I will sign, both during and after the term of this Agreement, all papers, including copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or Intellectual Property Rights. If the

Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in the same.

8. Non-Competition and Non-Solicitation. In order to protect the Company’s Proprietary Information and good will, during my employment and for a period of one (1) year following the termination of my employment for any reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in the world that develops, manufactures or markets any products, or performs any services, that are otherwise competitive with the products or services of the Company, or products or services that the Company has under development or that are the subject of active planning at any time during my employment; provided that this will not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company. In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, and/or (b) solicit, entice or attempt to persuade any other employee or consultant of the Company to leave the services of the Company for any reason. I acknowledge and agree that if I violate any of the provisions of this Section, the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

9. Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the

Company and the United States or any of its agencies.

10. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies that may be available, will be entitled to specific performance and other injunctive relief.

12. Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet- based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.

13. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason.

14. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

15. Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or co-venturer prior to entering into an employment, partnership or other business relationship with such person or entity.

16. Exit Interview. If and when I depart from the Company, I may be required to attend an exit interview and sign an “Employee Exit Acknowledgement” to reaffirm my acceptance and acknowledgement of the obligations set forth in this Agreement. During the Restricted Period following termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.

17. Severability. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

18. Entire Agreement. This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof will be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this Agreement and any other contract between the Company and me, the provisions of this Agreement will prevail.

19. Interpretation. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts. As used in this Agreement, “including” means “including but not limited to.”

BY SIGNING BELOW, I CERTIFY THAT I HAVE READ THIS AGREEMENT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed:	/s/ Vincent A. Miller
(Employee’s full name)

Type or print name:	Vincent A. Miller

Date:	3 August 2011

EXHIBIT A

TO:	Foundation Medicine, Inc.

FROM:

DATE:

SUBJECT:	Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements

☐	See below:

☐	Additional sheets attached

The following is a list of all patents, patent applications and other patent rights that I have invented:

☐	None

☐	See below:

March 7, 2013

Vincent Miller, M.D.

Re: Amendment to Offer of Employment with Foundation Medicine, Inc. dated August 1, 2011

Dear Vince:

Reference is made to the letter, dated August 1, 2011 (the “Agreement”), between you and Foundation Medicine, Inc. (“Foundation”). This letter constitutes an amendment to the Agreement (this “Amendment”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1.	The last paragraph in the “Restricted Stock Grant; Options to Purchase Stock” section is hereby deleted in its entirety and replaced with the following:

“In addition to the Restricted Stock and Subsequent Options, from time to time, you have received, and you may receive, other incentive stock options, non-statutory stock options, shares of restricted stock, restricted stock units or other incentive equity awards in respect of shares of the Company’s equity securities (each an “Equity Award” and collectively, the “Equity Awards”).

A list of all Equity Awards granted to you by the Company as of the date of this Agreement is attached as Exhibit B (the “Equity Schedule”). The Equity Awards are subject to the terms and conditions of the Company’s incentive equity plan(s), as may be amended from time to time, and associated award agreements (collectively, and together with the Equity Schedule, the “Equity Documents”).

Certain Equity Awards have been granted acceleration rights described below and are designated as Acceleration Equity Awards on the Equity Schedule (the “Acceleration Equity Awards”). Equity Awards not granted Acceleration Rights by the Company are designated as Non-Acceleration Equity Awards on the Equity Schedule (the “Non-Acceleration Equity Awards”). Any Equity Awards granted to you by the Company that are not listed on the Equity Schedule shall be considered Non-Acceleration Equity Awards, unless and until they are granted Acceleration Equity Award status by the Board. Consistent with the Equity Documents, the Equity Schedule may be amended from time to time by the Company to add Acceleration Equity Awards or to add Non-Acceleration Equity Awards, and to convert Non-Acceleration Equity Awards to Acceleration Equity Awards. Each amendment to the Equity Schedule shall be consecutively numbered and dated, shall make express reference to this Agreement, shall supersede the immediately preceding Equity Schedule, and following issuance shall be incorporated into this Agreement and shall constitute one of the Equity Documents.

Subject to the further provisions of this letter, the Restricted Stock and the Subsequent Options (if any) shall be designated as Acceleration Equity Awards on the Equity Schedule. Vesting of the Restricted Stock and the Subsequent Options (if any) shall accelerate with regard to the entire remaining unvested portion of the Restricted Stock or the Subsequent Options (if any), as the case may be, after (a) a “Change in Control” (as defined below) and (b) any one of the following events: (i) the Company subsequently electing to terminate your employment with the Company without “Cause” (as defined below), (ii) you subsequently terminating your employment with the Company for “Good Reason” within three (3) months of the initial existence of the condition or event that constitutes Good Reason, or (iii) your continued employment with the Company (or its successor) for twelve (12) months following such Change in Control.

Subject to the further provisions of this Agreement and the Equity Documents, vesting of any Acceleration Equity Awards (other than the Restricted Stock and the Subsequent Options (if any), which shall be governed by the preceding paragraph) shall accelerate with regard to the entire remaining unvested portion of such Acceleration Equity Awards in the event that within eighteen (18) months following a Change in Control (i) your employment is terminated by the Company without Cause, or (ii) you terminate your employment with the Company for Good Reason in accordance with the Good Reason Process.”

2.	The definition of “Cause” in the “Severance” section is hereby deleted in its entirety and replaced with the following:

“For the purposes of this Agreement “Cause” means one or more of the following events has occurred:

(i)	your conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving (a) fraud or embezzlement, or (b) any felony;

(ii)	your willful failure to perform (other than by reason of disability), or gross negligence in the performance of, your duties and responsibilities as set forth in your job description;

(iii)	a material breach by you of any provision of this Agreement, the Employee Agreement, or any of the other agreements you have with the Company, which breach continues or remains uncured after thirty (30) days’ notice setting forth in reasonable detail the nature of such breach; or

(iv)	material fraudulent conduct by you with respect to the Company.”

3.	The definition of “Good Reason” in the “Severance” section is hereby deleted in its entirety and replaced with the following:

“For the purposes of this Agreement “Good Reason” means the occurrence of one or more of the following without your written consent, provided that you have complied with the Good Reason Process (as defined below):

(i)	a material diminution in your responsibilities, authority or duties as Senior Vice President, Clinical Development;

(ii)	a material diminution in your base salary, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;

(iii)	a material breach by the Company of this letter or any of the agreements you have with the Company relating to the Restricted Stock, the Subsequent Options, or other equity of Foundation Medicine; or

(iv)	your work location is located more than fifty (50) miles from the Company’s office location at which you were principally working as of the effective date of the Change in Control.

For the purposes of this Agreement, the “Good Reason Process” means that (a) you reasonably determine that Good Reason condition has occurred, (b) you notify the Company in writing of the first occurrence of the Good Reason Condition within sixty (60) day of the first occurrence of such condition, (c) you cooperate in good faith with the Company’s efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason condition, (d) notwithstanding such efforts the Good Reason condition continues to exist, and (e) you terminate your employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4.	The following definition is inserted as a new paragraph immediately before the last paragraph in the “Severance” section:

“For the purposes of this Agreement “Change in Control” means the following:

(a) prior to the completion of an initial public offering by the Company, an event that (i) is a Deemed Liquidation Event within the meaning of such term as set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, as amended and/or restated from time to time and (ii) results in the payment of proceeds to the stockholders of the Company and

(b) following the completion of an initial public offering by the Company, any of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(ii) the date when a majority of the members of the Board of Directors of the Company is replaced during any consecutive twenty-four month period by individuals who, prior to their election, or nomination for election by the Company’s shareholders, were not approved by a majority of the members of the Board of Directors in existence on the date immediately prior to such election, appointment or nomination; or

(iii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not include (x) an initial public offering and (y) shall not be deemed to have occurred for purposes of the foregoing clause (b)(i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (b)(i).”

5.	The last paragraph in the “Severance” section is hereby deleted in its entirety and replaced with the following:

“For the avoidance of doubt, you and the Company acknowledge that if your employment is terminated: (i) by the Company for Cause, (ii) by you without Good Reason, (iii) by you with Good Reason but not within three (3) months of the initial existence of the condition or event that constitutes Good Reason), or (iv) as a result of your death or disability, then, as a result of such termination, (w) you shall be entitled to receive only any base pay earned through the date of termination plus accrued but unused vacation pay through the date of termination, (y) the unvested portion of your Equity Awards will not accelerate and (z) your Equity Awards shall expire or be forfeited in accordance with the terms of the Equity Documents.”

6.	This Agreement shall remain in effect if you are transferred, promoted, or reassigned to work in functions other than your current functions at Foundation. Your obligations under this Agreement shall survive the termination of your employment with Foundation regardless of the manner or the reasons for such termination. This Amendment and the Agreement shall inure to the benefit of, and be binding upon, Foundation and you, and our respective heirs, legal representatives, successors and assigns. This Amendment and the Agreement may be assigned by Foundation without your consent to any successor entity in the event of a merger, acquisition, change of control, or sale of all or substantially all of the business or assets of the Company. “Foundation Medicine”, “Foundation” and “Company” shall also mean any such successor entity as the context requires.

7.	Upon execution, this Amendment and the Agreement, together with Exhibits A and B, and the Equity Documents, each as amended from time to time, will constitute the entire agreement as to your employment relationship with Foundation and will supersede any prior agreements or understandings, whether in writing or oral.

We are looking forward to your continued contributions as a member of the Foundation Medicine team.

Sincerely,

FOUNDATION MEDICINE, INC.

/s/ Sarah Larson
By:	Sarah Larson
Title:	Vice President, Human Resources

YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS LETTER DATED AUGUST 1, 2011, THE AMENDMENT DATED MARCH 7, 2013, AND EXHIBIT A AND EXHIBIT B TO THIS LETTER, AND UNDERSTAND AND AGREE TO ALL OF THE PROVISIONS IN THIS LETTER AND ITS EXHIBITS. FACSIMILE AND PDF SIGNATURES SHALL HAVE THE SAME LEGAL EFFECT AS ORIGINALS.

Accepted and agreed by:

/s/ Vincent Miller
Employee Signature

Vincent A. Miller
Print Employee’s Name

Date:	20 Jun 2013

EXHIBIT B

Equity Schedule

The table below contains information regarding stock option awards. Except for information regarding the designation of a stock option award as an Acceleration Equity Award or Non-Acceleration Equity Award, the information furnished is for reference purposes only. In the event of a conflict between the information furnished in this table and the Stock Option Agreement for such stock option award, the terms and conditions of the Stock Option Agreement shall govern. You should refer to each Stock Option Agreement for the individual terms and conditions of such stock option award.

Grant	Grant Date	Acceleration Rights
550,000	August 3, 2011	Yes
100,000	January 11, 2012	Yes
100,000	January 11, 2012	Yes
50,000	March 7, 2013	Yes
*50,000	May 21, 2013	Yes

*	Grant is subject to condition vesting terms which are defined m the option agreement

September 10, 2013

Vincent Miller, M.D.

Re:	Second Amendment to Offer of Employment with Foundation Medicine, Inc.

Dear Vince:

Reference is made to the employment offer letter, dated August 1, 2011 (the “Agreement”), between you and Foundation Medicine, Inc. (“Foundation”) and the First Amendment to the Agreement, dated March 7, 2013 (the “First Amendment”), between you and Foundation. This letter constitutes a second amendment to the Agreement and First Amendment (the “Second Amendment”). All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Agreement.

(1)	The first paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“Your current position with Foundation Medicine, Inc. (“Foundation Medicine” or the “Company”) is Chief Medical Officer, effective July 31, 2013, reporting to Michael Pellini, M.D., President and Chief Executive Officer. You are also a member of the Company’s Executive Management Team. In addition to performing duties and responsibilities associated with the positive described above, from time to time, the Company may assign you other duties and responsibilities consistent with such position.”

(2)	The paragraph of the section of the Agreement entitled “Living Assistance”, shall be amended and restated in its entirety to read as follows:

“The Company acknowledges that you live in New Jersey and as a condition of your employment you will be commuting to the Company’s offices in Massachusetts. In the absence of relocation, the Company will reimburse or directly pay you for living expenses in Boston, Massachusetts, including executive apartment rental, utilities, internet, telephone, television, cleaning and other customary costs associated with the executive apartment rental, and food expenses (to the extent such food expenses are not otherwise reimbursable as a business expense under the Company’s business expense policy), in each instance as incurred in the metropolitan Boston, Massachusetts area (“Living Expenses”) up to $35,000 annually (the “Living Expenses Cap”). Any unused portion of the Living Expenses Cap, or any Living Expenses in excess of the Living Expenses Cap shall not affect the amount of Living Expenses eligible for reimbursement in any subsequent calendar year. The Company will also reimburse or directly pay for your reasonable travel expenses incurred annually commuting between New Jersey and Cambridge, Massachusetts (“Commuting Expenses”).

The Company will determine in its reasonable judgment what, if any, of your Commuting Expenses and Living Expenses paid for or reimbursed by the Company are taxable to you in accordance with applicable law and will comply with associated withholding and tax reporting obligations. To the extent certain of these Commuting Expenses and Living Expenses are deemed taxable by the IRS in a given year, the Company will provide you with a tax gross-up payment such that after payment of taxes (federal, state and employment) on such amount, there remains a balance sufficient to pay the taxes (federal, state and employment) on the amount of your taxable reimbursable Commuting Expenses and Living Expenses. The Company will make such tax gross-up payment promptly but in no event later than the end of the calendar year in which you remit the related taxes.”

This Second Amendment shall be treated as amending the Agreement and First Amendment. Except as set forth herein, the Agreement and First Amendment shall otherwise remain in full force and effect in accordance with their terms. You reaffirm the effectiveness of your existing Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement, a copy of which is attached to this Second Amendment as Exhibit A. The interpretation of this Second Amendment will be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof.

Please indicate your agreement to the terms herein by countersigning in the place indicated below.

FOUNDATION MEDICINE, INC.

Name	/s/ Sarah Larson

Title	Vice President, Human Resources

Date	September 10, 2013

Accepted and agreed by:

/s/ Vincent Miller
Vincent Miller, M.D.

EXHIBIT A

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

Standard Foundation Medicine Form

New Employee Agreement

Revisions Approved November 29, 2010

MODIFIED FOR VINCENT MILLER, MD

Non-Competition, Non-Solicitation,

Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by Foundation Medicine, Inc. (the “Company”), I hereby agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, whether or not disclosed before or after I was first employed by the Company, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public (collectively, “Proprietary Information”), and all tangible embodiments thereof, are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, notes, email correspondence, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, biological or chemical materials, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information includes, without limitation, (1) information received in confidence by the Company from its customers or suppliers or other third parties, and (2) all biological or chemical materials and other tangible embodiments of the Proprietary Information.

2. Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment,

disclose or transfer any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies and other tangible embodiments of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

3. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons that require the Company to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information.

4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the President of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict that it finds to exist.

5. Developments. I hereby assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns, all my right, title and interest in and to all Developments (as defined below) that: (a) are created, developed, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction

(collectively, “conceived”) during the period of my employment and six (6) months thereafter and that relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises, Proprietary Information or personal property (whether tangible or intangible) owned, licensed or leased by the Company (collectively, “Company-Related Developments”), and all patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide claiming, covering or otherwise arising from or pertaining to Company-Related Developments (collectively, “Intellectual Property Rights”). I further agree that “Company-Related Developments” include, without limitation, all Developments that (i) were conceived by me before my employment, (ii) relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company, and (iii) were not subject to an obligation to assign to another entity when conceived. I will make full and prompt disclosure to the Company of all Company-Related Developments, as well as all other Developments conceived by me during the period of my employment and six (6) months thereafter. I acknowledge that all work performed by me as an employee of the Company is on a “work for hire” basis. I hereby waive all claims to any moral rights or other special rights that I may have or accrue in any Company-Related Developments.

“Developments” mean inventions, discoveries, designs, developments, methods, modifications, improvements, processes, biological or chemical materials, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship.

If, in the course of my employment with the Company, I incorporate a Development conceived by me before my employment that are not Company-Related Developments (“Prior Inventions”) into a Company product, process or research or development program or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license (with the full right to sublicense through multiple tiers) to make, have made, modify, use, offer for sale, import and sell such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related

Development without the Company’s prior written consent.

I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments conceived by me, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, materials or other written, photographic or other tangible material containing or embodying Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. In the event of the termination of my employment for any reason, I will deliver to the Company all of the foregoing, and all other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies. Any property situated on the Company’s premises and owned by the Company, including laboratory space, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights, as well as all other patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide owned by or licensed to the Company. I will sign, both during and after the term of this Agreement, all papers, including copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or Intellectual Property Rights. If the

Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in the same.

8. Non-Competition and Non-Solicitation. In order to protect the Company’s Proprietary Information and good will, during my employment and for a period of one (1) year following the termination of my employment for any reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in the world that develops, manufactures or markets any products, or performs any services, that are otherwise competitive with the products or services of the Company, or products or services that the Company has under development or that are the subject of active planning at any time during my employment; provided that this will not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company. In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, and/or (b) solicit, entice or attempt to persuade any other employee or consultant of the Company to leave the services of the Company for any reason. I acknowledge and agree that if I violate any of the provisions of this Section, the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

9. Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the

Company and the United States or any of its agencies.

10. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies that may be available, will be entitled to specific performance and other injunctive relief.

12. Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet- based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.

13. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason.

14. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

15. Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or co-venturer prior to entering into an employment, partnership or other business relationship with such person or entity.

16. Exit Interview. If and when I depart from the Company, I may be required to attend an exit interview and sign an “Employee Exit Acknowledgement” to reaffirm my acceptance and acknowledgement of the obligations set forth in this Agreement. During the Restricted Period following termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.

17. Severability. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

18. Entire Agreement. This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof will be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this Agreement and any other contract between the Company and me, the provisions of this Agreement will prevail.

19. Interpretation. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts. As used in this Agreement, “including” means “including but not limited to.”

BY SIGNING BELOW, I CERTIFY THAT I HAVE READ THIS AGREEMENT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed:	/s/ Vincent A. Miller
(Employee’s full name)

Type or print name:	Vincent A. Miller

Date:	3 August 2011

EXHIBIT A

TO:	Foundation Medicine, Inc.

FROM:

DATE:

SUBJECT:	Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements

☐	See below:

☐	Additional sheets attached

The following is a list of all patents, patent applications and other patent rights that I have invented:

☐	None

☐	See below: